                                                                     EXHIBIT 4.7

================================================================================



                          COLLATERAL SERIES SUPPLEMENT
                          Dated as of [       ], 2002


                                       to


           SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
                          Dated as of [       ], 2002


                                   ----------


                           FIRST NATIONAL FUNDING LLC,
                                   Transferor,



                          FIRST NATIONAL BANK OF OMAHA,
                                    Servicer,



                                       and



                              THE BANK OF NEW YORK,
                                     Trustee


================================================================================

                     FIRST BANKCARD MASTER CREDIT CARD TRUST

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
         Section 1.        Designation...........................................................................1

         Section 2.        Interpretation and Definitions........................................................2

         Section 3.        Reassignment and Transfer Terms.......................................................4

         Section 4.        Delivery and Payment for the Collateral Certificate...................................4

         Section 5.        Form of Delivery of Collateral Certificate............................................5

         Section 6.        Article IV of Agreement...............................................................5

         Section 7.        Pay Out Events and Events of Default..................................................6

         Section 8.        Modification to and Ratification of Agreement.........................................6

         Section 9.        Servicer Indemnification............................................................. 6

         Section 10.       Counterparts......................................................................... 6

         Section 11.       Successors and Assigns............................................................... 6

         Section 12.       Governing Law........................................................................ 6

         Section 13.       No Petition.......................................................................... 7

         Section 14.       Amendments........................................................................... 7

         COLLATERAL SERIES SUPPLEMENT dated as of [          ], 2002 (this
"Supplement"), among FIRST NATIONAL FUNDING LLC, a Nebraska limited liability company, as Transferor, FIRST NATIONAL BANK OF OMAHA, a national banking association, as Servicer, and THE BANK OF NEW YORK, as Trustee (the "Trustee") under the Second Amended and Restated Pooling and Servicing Agreement dated as
of [         ], 2002, among the Transferor, the Servicer and the Trustee (as further amended and supplemented from time to time, the "Agreement").

         Section 6.09 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a Supplement to the Agreement for the purpose of authorizing the delivery by Trustee to Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Investor Certificates.

         Pursuant to this Supplement, the Transferor and the Trustee shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof and add and amend certain provisions of the Agreement.

         SECTION 1. DESIGNATION.

                  (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as the "First Bankcard Master Credit Card Trust Collateral Certificate" or the "Collateral Certificate."

                  (b) The Collateral Certificate will be transferred by the Transferor to First National Master Note Trust (the "Note Trust")
         pursuant to a Transfer and Servicing Agreement dated as of [         ],
         2002 among the Transferor, the Servicer and the Note Trust. The Note Trust will pledge the Collateral Certificate as collateral for one or more series of notes (each, a "Note Series") to be issued by the Note
         Trust pursuant to a Master Indenture dated as of [           ], 2002
         between the Note Trust and The Bank of New York, as trustee (the "Indenture Trustee"), and one or more supplements to the Master Indenture (each, an "Indenture Supplement" and, together with the Master Indenture referred to above, as amended from time to time, the "Indenture"). The portion of the Collateral Certificate primarily securing each Note Series shall be treated as a separate Series (each, a "Collateral Series") under the Agreement and this Supplement.

                  (c) Certain of the Principal Terms and other terms pertaining to each Collateral Series will be defined in the applicable Indenture Supplements (and are hereby incorporated by reference into this Supplement), including whether or not such Collateral Series will be part of a Group. Unless and until the Trust has been terminated as permitted by Section 3(b) of this Supplement: (a) the Indenture and each Indenture Supplement executed and delivered by the Note Trust shall be a supplement to this Supplement; (b) a new Collateral Series shall be issued upon the issuance of each Note Series and shall have the same designation (e.g., Series 2002-1) and belong to the same Group as the related Note Series; (c) the amounts payable as interest on and principal of each Collateral Series shall equal the aggregate of the amounts payable on the related Note Series (including amounts payable from any spread account or cash collateral account or other Enhancement) and shall be payable at the times and in the amounts specified in the Indenture Supplement for the related Note Series, (d) all amounts available and applied as credit enhancement with respect to each Note Series shall be deemed to be available and applied as credit enhancement with respect to the related Collateral Series; (e) all amounts payable to the Transferor pursuant to the related Indenture Supplement shall be deemed to be payable to the Transferor pursuant to this Supplement; and (f) the holders of the Notes of each Note Series shall be third party beneficiaries of the Agreement and this Supplement.

                  (d) The Transferor and the Servicer shall each deliver to the Indenture Trustee and the Owner Trustee, at the applicable address specified in the Indenture, a copy of each notice, report, certificate or other document required to be delivered by the Transferor or the Servicer, as applicable, to the Trustee pursuant to the Agreement or this Supplement.
                  (e) The expenses payable by the Servicer pursuant to Section
         3.02 of the Agreement shall include the expenses of servicing the Receivables, including payment of the reasonable fees and disbursements (including, without limitation, reasonable legal fees and disbursements) of the Indenture Trustee and the Owner Trustee and other reasonable fees which are not expressly stated in the Transaction Documents to be payable by the Issuer, the Transferor or the Securityholders, other than Federal, state and local income and franchise taxes, if any, of the Issuer, any Securityholder or the Trust.
         SECTION 2. INTERPRETATION AND DEFINITIONS. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Supplement shall govern. All Article, Section or subsection references herein shall mean Article, Section or subsections of the Agreement, as amended or supplemented by this Supplement, except as otherwise provided herein. All capitalized terms not otherwise defined herein are used herein as defined in the Agreement. Each capitalized term defined herein shall relate only to the Collateral Certificate and no other Series of Certificates issued by the Trust.

         "Amortization Period" means, for any Collateral Series, any period specified in the related Indenture Supplement during which a share of principal collections is set aside to repay the principal investment in the related Note Series.

         "Base Rate" is defined for each Collateral Series in the related Indenture Supplement.

         "Business Day" is defined in Annex A to the Indenture.

         "Closing Date" is defined for each Collateral Series in the related Indenture Supplement.

         "Collateral Certificate" is defined in Section 1 of this Supplement.

         "Collateral Series" is defined in Section 1 of this Supplement.

         "Distribution Date" is defined for each Collateral Series in the related Indenture Supplement.

         "Excess Finance Charge Collections" means for each Collateral Series, all amounts identified as such in the related Indenture Supplement.

         "Finance Charge Shortfall" is defined for each Collateral Series in the related Indenture Supplement.

         "Indenture" is defined in Section 1 of this Supplement.

         "Indenture Supplement" is defined in Section 1 of this Supplement.

         "Indenture Trustee" is defined in Section 1 of this Supplement.

         "Investor Certificate" means Collateral Certificate.

         "Investor Certificateholder" means the holder of record of any Investor Certificate.

         "Investor Interest" means, for each Collateral Series, the "Collateral Amount" of the related Note Series, as defined in the related Indenture Supplement.

         "Investor Percentage" means, for each Collateral Series, the "Allocation Percentage" for the related Note Series, as defined in the related Indenture Supplement.

         "Investor Monthly Servicing Fee" means for each Collateral Series, the "Noteholder Servicing Fee" for the related Note Series as defined in the related Indenture Supplement.

         "Minimum Transferor Interest" is defined for each Collateral Series in the related Indenture Supplement.

         "Note Series" is defined in Section 1 of this Supplement.

         "Note Trust" is defined in Section 1 of this Supplement.

         "Owner Trustee" means the trustee for the Note Trust.

         "Portfolio Yield" is defined for each Collateral Series in the related Indenture Supplement.

         "Principal Shortfall" is defined for each Collateral Series in the related Indenture Supplement.

         "Rating Agency" is defined for each Collateral Series in the related Indenture Supplement.

         "Record Date" is defined for each Collateral Series in the related Indenture Supplement.

         "Series Accounts" is defined for each Collateral Series in the related Indenture Supplement.

         "Series Servicing Fee Percentage" is defined for each Collateral Series in the related Indenture Supplement.

         "Series Termination Date" means, for each Collateral Series, the Final Maturity Date for the related Note Series, as defined in the related Indenture Supplement.

         "Shared Principal Collections" is defined for each Collateral Series in the related Indenture Supplement.

         "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Investor Certificates would be characterized as debt, (b) such actions will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Certificateholder.

         SECTION 3. REASSIGNMENT AND TRANSFER TERMS.

                  (a) If the Servicer purchases, redeems or prepays any Note Series pursuant to an optional redemption provision under the related Indenture Supplement, then the related Collateral Series shall be deemed to have been retired. Upon the termination of any Note Series pursuant to the Indenture, the related Collateral Series shall also terminate.

                  (b) Once each Series issued under the Agreement has been retired, other than the Collateral Series and any other Series the requisite holders of which have consented to the following transactions, the holder of the Transferor Interest shall have the option to transfer the Transferor Interest to the Note Trust, upon which transfer the Trust shall terminate, and all of the Trust Assets shall be distributed to the Note Trust, as holder of all of the beneficial interests in the Trust; provided that such termination shall not take effect until the Transferor has delivered to the Indenture Trustee a Tax Opinion (as defined in the Master Indenture) with respect to the termination and favorable legal opinions as to (i) the enforceability of any documents executed by the Transferor in connection with the termination and (ii) the validity and priority of the security interest in the Receivables and the proceeds thereof granted by the Transferor to the Note Trust pursuant to the Transfer and Servicing Agreement, on terms substantially similar to the most recent legal opinion delivered by the Transferor's counsel as to the validity and priority of the security interest granted by the Transferor to the Trustee in connection with the then most recently issued Note Series.

         SECTION 4. DELIVERY AND PAYMENT FOR THE COLLATERAL CERTIFICATE. The Transferor shall execute and deliver the Collateral Certificate to the Trustee for authentication in accordance with Section 6.02 of the Agreement. The Trustee shall deliver the Collateral Certificate when authenticated in accordance with
Section 6.02 of the Agreement. For convenience, the Collateral Certificate shall be registered in the name of the Indenture Trustee, as secured party, notwithstanding that the Collateral Certificate shall have been initially issued to the Transferor, transferred by the Transferor to the Note Trust pursuant to the Transfer and Servicing Agreement and pledged by the Note Trust to the Indenture Trustee pursuant to the Indenture.

         SECTION 5. FORM OF DELIVERY OF COLLATERAL CERTIFICATE.

                  (a) The Collateral Certificate shall be delivered as a Definitive Certificate, substantially in the form of Exhibit A hereto, and shall be represented by a single certificate.

                  (b) Each Collateral Certificate shall constitute a "security" within the meaning of (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Nebraska and (ii) the Uniform Commercial Code of any other applicable jurisdiction that presently or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws.

                  (c) The Collateral Certificate may not be sold, participated, transferred, assigned or otherwise pledged or conveyed in whole or in part except upon the prior delivery to the Trustee and the [Owner Trustee] (as defined in the Indenture) of a Tax Opinion (as defined herein and in the Indenture) with respect thereto.

         SECTION 6. ARTICLE IV OF AGREEMENT. Sections 4.01, 4.02 and 4.03 of the Agreement shall read in their entirety as provided in the Agreement. In addition, Article IV of the Agreement shall include Section 4.01A and Section 4.04, each to read in its entirety as follows, each to be inserted in order in the Agreement and each to be applicable only to the Collateral Certificate:

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

                  Section 4.01A Rights of Holders of Collateral Certificate. The Collateral Certificate shall represent an undivided interest in the Trust, consisting of the right to receive (a) the sum of the related Investor Percentages of Collections, (b) funds on deposit in the Collection Account and the Excess Funding Account allocable to the Collateral Certificate and funds on deposit in the Series Accounts for any related Note Series, (c) Excess Principal Collections allocated to the Collateral Certificate in accordance with Section 4.03(e) and any related Indenture Supplement, (d) Excess Finance Charge Collections allocated to the Collateral Certificate in accordance with Section 4.03(f) and any related Indenture Supplement and (e) any related Enhancement for the Collateral Certificate and related Note Series. Unless otherwise specified in the related Indenture Supplement, each Collateral Series shall consist of a single Class and shall not be senior or subordinated to any other Series. The Transferor Interest shall not represent any interest in the Collection Account, the Excess Funding Account or any Series Accounts, except as specifically provided in this Article IV and the related Indenture Supplement.

                  Section 4.04 Allocations. The Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate from the Collection Account to the Collateral Series related to each Note Series the amounts specified in the related Indenture Supplement, which shall be deposited or otherwise applied as provided in such Indenture Supplement.

         SECTION 7. PAY OUT EVENTS AND EVENTS OF DEFAULT. In addition to the Pay Out Events specified in Section 9.01 of the Agreement, the Pay Out Events specified in the related Indenture Supplement, as well as the Trust Pay Out Events specified in the Indenture, shall be applicable to each Collateral Series. In addition, each Note Series will have the benefit of applicable "Events of Default," as defined in the Indenture. Upon the occurrence of an applicable Event of Default, the Indenture Trustee shall have the right to foreclose upon a portion of the Receivables, as defined (and subject to the limitations stated) in the Indenture notwithstanding the continuing existence of the Trust, and the Trustee shall cooperate with the Indenture Trustee in the exercise of such right.

         SECTION 8. MODIFICATION TO AND RATIFICATION OF AGREEMENT. For purposes of this Supplement and each Collateral Series:

                  (a) Sections 3.07 (Tax Treatment) and 12.01(c) (Termination of Trust) shall not be applicable to any Collateral Series; and

                  (b) For purposes of voting with respect to any consent, approval, waiver, direction or other matter under the Agreement or this Supplement, (i) each class of notes included in any Note Series shall be deemed to be a Class of Certificates in the related Collateral Series, (ii) the Outstanding Amount (as defined in the Indenture) of each class of notes shall be deemed to be its unpaid Initial Investor Interest, (iii) the Indenture Trustee shall vote with respect to any consent, approval, waiver, direction or other matter under the Agreement or this Supplement, but only as directed by the beneficial owners of such notes and the (iv) provisions for voting by beneficial owners of such notes specified in the Indenture shall apply mutatis mutandis to voting under the Agreement and this Supplement.

                  (c) In addition, to the extent that the terms of this Supplement (directly or as supplemented by any Indenture Supplement) are deemed to be inconsistent with the terms of the Agreement, this Supplement shall be deemed to modify or amend the terms of the Agreement solely as applied to each Collateral Series affected by any such inconsistency, as permitted by Section 6.09(c) of the Agreement. Otherwise, as amended and supplemented by this Supplement (and the various Indenture Supplements executed from time to time), the Agreement is in all respects ratified and confirmed and the Agreement as so amended and supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

         SECTION 9. SERVICER INDEMNIFICATION. (a) The Servicer shall indemnify and hold harmless the Note Trust, the Trust, the Trustee, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents (each, an "Indemnified Person"), from and against any loss, liability, expense, damage or injury (i) suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust, the Note Trust, the Indenture Trustee, the Trustee or the Owner Trustee pursuant to this Agreement or any other Transaction Document, or (ii) arising from or incurred in connection with the Owner Trustee's administration of the Note Trust and the performance of its duties pursuant to any Transaction Document, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify any such Indemnified Person if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by such Indemnified Person; and provided, further, that the Servicer shall not indemnify the Note Trust, the Trust or any Noteholder or Note Owner for any liabilities, costs or expenses with respect to any action taken by the Trustee, at the direction of Holders of the Notes and the Investor Certificates, or by the Indenture Trustee at the direction of the Noteholders, in either case, given in accordance with the applicable Transaction Documents; and provided, further, that the Servicer shall not indemnify the Note Trust, the Trust or any Noteholder or Note Owner as to any losses, claims or damages incurred by any of them as owners of secured notes, for example, as a result of the performance of the Receivables, market fluctuations, a shortfall or failure to make payment under any Enhancement or other similar market or investment risks associated with ownership of secured notes; and provided, further, that the Servicer shall not indemnify the Note Trust, the Trust or any Noteholder or Note Owner for any liabilities, costs or expenses of the Trust, the Note Trust, the Noteholders or the Note Owners arising under any tax law, including, without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Note Trust, the Noteholders or the Note Owners in connection herewith to any taxing authority. Any such indemnifications under this Section 9 shall not be payable from the assets of the Note Trust or the Trust and shall be subordinated to the Notes. The provisions of this indemnity shall run directly to and be enforceable by an injured party, subject to the limitations hereof. The Servicer shall also indemnify the Indenture Trustee as provided in Section 6.07 of the Indenture.

                  (b) The Servicer shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

                  (c) Promptly after receipt by an injured party under this
         Section 9 of notice of the commencement of any action or proceeding for which such injured party is entitled to indemnification under this
         Section 9, such injured party will, if a claim in respect thereof is to be made against the Servicer under this Section 9, notify the Servicer of the commencement thereof; but the omission to so notify the Servicer
         (i) will not relieve it from any liability under Section 9 unless and to the extent that such failure to notify results in the forfeiture by the Servicer, or the material impairment, of substantial rights and defenses and (ii) will not, in any event, relieve the Servicer from any obligations to any injured party that are in addition to the indemnification obligation provided in this Section 9. If any such action or proceeding is brought that involves any injured party, the injured party shall promptly notify the Servicer of the commencement thereof and the Servicer will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such injured party; provided, however, that if (x) the use of counsel chosen by the Servicer to represent the injured party would present such counsel with a conflict of interest which, if such counsel had been retained, would have required such counsel to withdraw from such representation, (y) the injured party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Servicer or to other indemnified parties, or (z) the Servicer shall not have employed counsel satisfactory to the injured party to represent the injured party within a reasonable time after receipt by the Servicer of notice of the institution of such action or proceeding, then, in each such case, (1) the Servicer shall not have the right to direct the defense of such action on behalf of such injured party or parties, (2) such injured party or parties shall have the right to select separate counsel to defend such action on behalf of such injured party or parties (provided that, if more than one injured party is subject to the circumstances described in clause (y), then, to the extent permitted by the rules of professional conduct applicable to attorneys, all such indemnified parties shall be represented by one such separate counsel) and (3) all costs and expenses of each such injured party in connection with such action or proceeding shall be paid by the Servicer pursuant to Section 9(a) above. The Servicer may settle any claim for which an injured party seeks indemnification under this Section 9 so long as (A) the Servicer pays the settlement in full and (B) as a result thereof, the injured party is released from all liability under such claim.

                  (d) After notice from the Servicer to such injured party of the Servicer's election so to assume the defense thereof and approval by such injured party of counsel appointed to defend such action, the Servicer will not be liable to such injured party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such injured party in connection with the defense thereof, unless (i) the injured party shall have employed separate counsel in accordance with the immediately preceding paragraph or (ii) the Servicer has authorized in writing the employment of counsel for the injured party at the expense of the Servicer. If the Servicer assumes the defense of any such action or proceeding, the injured party shall have the right to employ separate counsel therein, and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne exclusively by such injured party without any right or entitlement to reimbursement by the Servicer or its Affiliates except as otherwise provided in the preceding sentence and in the preceding paragraph.

                  (e) The provisions of this Section 9 shall survive the termination of this Agreement and the earlier removal or resignation of the Owner Trustee.

         SECTION 10. COUNTERPARTS. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         SECTION 11. SUCCESSORS AND ASSIGNS. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 12. GOVERNING LAW. This Supplement shall be construed in accordance with the laws of the State of Nebraska, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 13. NO PETITION. The Servicer, the Trustee and (with respect to the Trust only) the Transferor, by entering into this Supplement, and the Note Trust as Investor Certificateholder, by accepting a Collateral Certificate, hereby covenant and agree that they will not at any time institute against the Trust or the Transferor, or join in any institution against the Trust or the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Certificateholders, the Agreement or this Supplement; provided, however that nothing herein shall prohibit the Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other person.

         SECTION 14. AMENDMENTS. This Supplement may be amended pursuant to
Section 13.01 of the Agreement. This Supplement may also be amended by the Transferor without the consent of the Servicer, the Trustee or any Investor Certificateholder if the Transferor provides the Trustee with: (a) an Opinion of Counsel to the effect that such amendment or modification would (i) reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Internal Revenue Code Section 7704 or (ii) permit the Trust or a relevant portion thereof to be treated as a "financial asset securitization investment trust" and (iii) in either case, (A) would not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (B) would not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder; (b) an Officer's Certificate confirming that such amendment or modification would not materially and adversely affect any Investor Certificateholder and (c) satisfaction of the Rating Agency Condition with respect to each outstanding Collateral Series; provided that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified. Prior to the execution of any such amendment (other than an amendment pursuant to Section 13.01(a) of the Agreement), the Trustee shall furnish notification of the substance of such amendment to each Rating Agency.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Supplement to be duly executed by their respective officers as of the day and year first above written.

                                         FIRST NATIONAL FUNDING LLC,
                                         as Transferor

                                         By  First National Funding Corporation,
                                             its Managing Member



                                         By
                                             -----------------------------------
                                         Name
                                              ----------------------------------
                                         Title
                                               ---------------------------------


                                         FIRST NATIONAL BANK OF OMAHA,
                                         as Servicer



                                         By
                                            ------------------------------------
                                         Name
                                              ----------------------------------
                                         Title
                                               ---------------------------------


                                         THE BANK OF NEW YORK,
                                         as Trustee



                                         By
                                            ------------------------------------
                                         Name
                                              ----------------------------------
                                         Title
                                               ---------------------------------



                   COLLATERAL SERIES SUPPLEMENT SIGNATURE PAGE

                                    EXHIBIT A
                                       TO
                          COLLATERAL SERIES SUPPLEMENT

                         FORM OF COLLATERAL CERTIFICATE


No. _________

                     FIRST BANKCARD MASTER CREDIT CARD TRUST
                             COLLATERAL CERTIFICATE

Evidencing an undivided interest in the First Bankcard Master Credit Card Trust, the corpus of which consists of a portfolio of receivables created under credit card accounts originated or acquired by First National Bank of Omaha ("FNBO") and other assets and interests constituting the trust under the Pooling and Servicing Agreement described below.

                   (Not an interest in or obligation of FNBO)

         This certifies that THE BANK OF NEW YORK, AS SECURED PARTY (the "Certificateholder"), is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of a portfolio of receivables (the "Receivables") now existing or hereafter created under selected credit card accounts originated or acquired by FNBO and transferred to the Trust, all monies due or to become due with respect to the Receivables, all proceeds of such Receivables and Insurance Proceeds relating to the Receivables and the other assets and interests constituting the Trust pursuant to the Second Amended and
Restated Pooling and Servicing Agreement, dated as of [         ], 2002, as
amended and supplemented, including by the Collateral Series Supplement, dated
as of [        ], 2002 (collectively, the "Pooling and Servicing Agreement"), among First National Funding LLC, as Transferor, FNBO, as Servicer, and The Bank of New York, as Trustee.

         THIS COLLATERAL CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, THE TRANSFEROR OR THE SERVICER, AND NONE OF THIS CERTIFICATE, THE RECEIVABLES AND THE ACCOUNTS IS INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS COLLATERAL CERTIFICATE IS LIMITED IN RIGHT OF PAYMENT TO CERTAIN COLLECTIONS RESPECTING THE RECEIVABLES, ALL AS MORE SPECIFICALLY SET FORTH ABOVE AND IN THE POOLING AND SERVICING AGREEMENT.

         To the extent not defined herein, capitalized terms used herein have the meanings assigned in or pursuant to the Pooling and Servicing Agreement. This Collateral Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of its acceptance hereof assents and by which the Certificateholder is bound.

         This Certificate represents all Series entitled "First Bankcard Master Credit Card Trust Collateral Certificate."

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual or facsimile signature of a duly authorized signatory, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee has caused this Collateral Certificate to be duly executed.

                                           THE BANK OF NEW YORK,
                                           as Trustee



                                           By
                                              ----------------------------------
                                           Name
                                                --------------------------------
                                           Title
                                                 -------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is the Collateral Certificate referred to in the within-mentioned Pooling and Servicing Agreement.


                                         THE BANK OF NEW YORK
                                         as Trustee



                                         By
                                             -----------------------------------
                                             Authorized Officer